UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2009

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PokerTek, Inc., a North Carolina corporation (the “Registrant”) in connection with the items set forth below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 23, 2009, the Registrant issued a press release announcing the renewal of a $2.5 million credit facility with Silicon Valley Bank (“SVB”) and the Export-Import Bank and the amendment of certain other terms of the facility.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On July 23, 2009, the Registrant entered into the Second Amendment to its Loan and Security Agreement and the Second Amendment to its Export-Import Bank Loan and Security Agreement (the “Amendments”) with Silicon Valley Bank. The Registrant and SVB established these Loan and Security Agreements on July 25, 2008 (the “Credit Facility”) which were previously amended on or about December 23, 2008.

These Amendments extended the maturity date for the Credit Facility to July 23, 2010, adjusted the facility amount and modified certain other provisions of the Credit Facility.

The Credit Facility, as amended, has a Facility Limit of $2,500,000 with maximum advances determined based on the composition of the Registrant’s eligible accounts receivable and inventory balances.

Under the Loan and Security Agreement portion of the Credit Facility, the Registrant may advance up to 80% of eligible domestic accounts receivable and up to 50% of the face amount of eligible Canadian accounts receivable (subject to a cap on Canadian receivables of $500,000). The total face amount of domestic and Canadian accounts receivable eligible for advance may not exceed the Facility Amount of $1,562,000. In addition, under the Export-Import Bank Loan and Security Agreement portion of the Credit Facility, the Registrant may advance up to 90% of eligible foreign accounts receivable and up to 75% of the face amount of eligible inventory. The aggregate face amount of foreign accounts receivable and inventory eligible for advance may not exceed the Exim Committed Line of $1,555,500. The aggregate amount of advances against eligible inventory may not exceed $750,000.

The Applicable Rate remains unchanged at the greater of Prime Rate plus 2.00% or 6.50. The Amendments modified the Unused Commitment Fee to .50% per annum of the average unused portion of the Total Commitment Amount from .35% per annum previously.

The Credit Facilities continue to require the attainment of certain restrictive covenants, including the maintenance of an Adjusted Quick Ratio of 1.00 to 1.00.

Copies of the Amendments will be filed as exhibits to the Registrant’s next quarterly report on Form 10-Q pursuant to Item 601 of Regulation S-K.

The information contained in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for  purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release, dated July 23, 2009, announcing credit facility renewal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKERTEK, INC.
Date: July 24, 2009

By: /s/ Mark D. Roberson
Mark D. Roberson, Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, dated July 23, 2009, announcing credit facility renewal